Exhibit 99.1

PRESS RELEASE

November 7, 2008

CRESCENT BANKING COMPANY

P.O. Box 2020, 7 Caring Way, Jasper, GA 30143, (678) 454-2266, Fax (678) 454-2282

CRESCENT BANKING COMPANY

DECLARES QUARTERLY DIVIDEND

Crescent Banking Company, Jasper, Georgia (Nasdaq Capital Market–CSNT) (the “Company”) is pleased to announce that its Board of Directors has declared the Company’s 49th consecutive quarterly cash dividend on its common stock. The dividend of $0.02 per share is payable on December 8, 2008, to holders of record on November 24, 2008. The Company reduced its dividend from $0.04 per share in the previous quarter, in order to preserve capital in a market that continues to experience deteriorating housing and real estate values, and that poses serious liquidity challenges to many financial institutions.

During the nine months ended September 30, 2008, the Company experienced a net loss of $7.4 million, which represented a net loss per share on both a basic and fully diluted basis of $1.41. In comparison, the Company had net income for the nine months ended September 30, 2007 of $4.7 million, which represented net income per share on a basic and a fully diluted basis of $0.90 and $0.85, respectively. The Company’s net loss for the first nine months of 2008 is largely attributable to the provision for loan losses during such period of approximately $11.7 million compared to the provision for loan losses for the first nine months of 2007 of only $1.9 million. The Company charged-off $9.1 million in loans during the first nine months of 2008, which was a significant increase from the first nine months of 2007 in which the Company charged-off only $952,000 in loans. Of the total amount charged-off during 2008, $4.3 million is related to loans that the Company currently has not taken into foreclosure. The Bank took what it believed to be an aggressive approach driven by the current downturn in the economy and real estate market and charged-off the balances after determining that the charged-off amounts from these un-foreclosed loans were uncollectible.

The Company’s net loss for the quarter ended September 30, 2008, totaled $1.4 million, which represented a net loss per share on both a basic and a fully diluted basis of $0.26. In comparison, the Company had net income for the quarter ended September 30, 2007, of $1.6 million, which represented net income per share on a basic and a fully diluted basis of $0.32 and $0.30, respectively.

Don Boggus, the Company’s President and Chief Executive Officer, stated: “Consistent with our previous efforts, we continue to take what we believe to be an aggressive approach in determining the probability of losses in our loan portfolio. We are pleased that the Company’s banking subsidiary capital ratios remained above the “well capitalized” level, which is the highest regulatory capital rating recognized by bank regulatory authorities. At September 30, 2008, our banking subsidiary had $79.4 million of Tier 1 capital, resulting in a leverage ratio of 7.93%. To be well capitalized, the minimum required leverage ratio is 5.00% or higher, which in our case, would have required only $50.0 million of Tier 1 capital. In addition, we believe that we continue to have strong liquidity, as we held $160.0 million of liquid assets at September 30, 2008. While the prevailing economic environment is challenging, especially to banks, we intend to continue to take steps that will preserve the long-term safety and soundness of our institution, and to maintain our capital ratios at levels that will continue to result in our company being well capitalized. It remains difficult to determine when and to what extent the financial institution industry and the market generally will recover. Until that recovery comes, we expect to continue to face serious challenges going forward.”

The ratio of the Company’s non-performing assets to total loans and other real estate was 4.89% at September 30, 2008, as compared to 4.20% at June 30, 2008, and 1.34% at December 31, 2007. The Company had $40.4 million of non-performing assets at September 30, 2008, comprised of $18.9 million of non-accrual and restructured loans and $21.5 million of foreclosed properties held in other real estate owned. The ratio of net charge-offs to average commercial banking loans outstanding was 1.45% (annualized) for the nine months ended September 30, 2008, 0.11% for the year ended December 31, 2007 and 0.10% (annualized) for the nine months ended September 30, 2007. The Company’s loan portfolio decreased by $13.5 million during the third quarter, from $818.7 million at June 30, 2008, to $805.2 million at September 30, 2008. The Company experienced a $31.5 million decrease in construction, acquisition and development loans during the third quarter.

Mr. Boggus stated: “We remain focused on aggressively identifying problem loans, and pursuing favorable resolutions of any issues associated with those problem loans. Additionally, we have aggressively pursued growth of our core deposit while reducing the Company’s overhead. As part of the overhead reduction, senior management has voluntarily taken a ten percent pay reduction, and the banking subsidiary’s board members have voluntarily reduced their board fees by 33%. We will continue to consider additional cost reduction measures.”

About Crescent Banking Company

Crescent Banking Company is a bank holding company headquartered in Jasper, Georgia with total consolidated assets of approximately $1.0 billion and consolidated shareholders’ equity of approximately $60.7 million, representing a book value of $11.35 per share, as of September 30, 2008. The Company has 11 full service offices, a loan production office and a corporate office, located in five counties in North Georgia. The Company had approximately 5.4 million shares of common stock outstanding at September 30, 2008. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “CSNT”.

Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements in this Press Release may constitute “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results’ performance or achievements of the Company to be materially different from the future results’ performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify forward-looking statements through our use of words such as “believe,” “intend,” “continue,” “hopeful” and other similar words and expressions of the future. Such forward-looking statements include, without limitation, statements about: the Company taking an aggressive approach to charge-offs in its loan portfolio; the Company having strong liquidity; the Company taking steps to preserve its long-term safety and soundness; the Company’s ability to maintain its capital ratios at levels that will continue to result in the Company being “well capitalized”; the Company’s ability to identify and favorably resolve credit issues in its loan portfolio; the Company’s ability to achieve growth in core deposits; and the Company’s ability to reduce overhead and implement other cost reductions measures.

These forward-looking statements are based upon information presently available to the Company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties, including, without limitation, the Company’s inability to properly manage its credit exposure; including, without limitation, any failure by the Company to identify and resolve credit problems, and/or to any failure to maintain adequate reserves to protect itself against any losses resulting from those credit problems; further deterioration of the Company’s asset quality, and/or greater deterioration in asset quality than presently anticipated by the Company; the Company experiencing further unanticipated charge-offs in the loan portfolio; the Company experiencing further net interest margin or other earnings pressures, or other developments, that would negatively affect the Company’s liquidity position; the Company’s inability to maintain certain capital levels; the Company’s inability to identify, implement and realize the anticipated benefits from current and future cost and overhead reduction measures; and those other risks and factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report for the quarter ended March 31, 2008 and June 30, 2008 under the captions “Special Cautionary Notice Regarding Forward-Looking Statements,” “Risk Factors,” and otherwise in the Company’s reports and filings that it makes with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. The Company has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this Press Release or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.